Exhibit 5

May 5, 2008

Board of Directors
Finlay Enterprises, Inc.
529 Fifth Avenue
New York, New York 10017

Registration Statement on Form S-8

Members of the Board:

We have acted as counsel to Finlay Enterprises, Inc., a Delaware corporation (the ‘‘Company’’), in connection with the preparation of a registration statement on Form S-8 (the ‘‘2008 Registration Statement’’) with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the ‘‘1933 Act’’), of 1,275,000 shares of the Company’s Common Stock, $0.01 par value (the ‘‘Shares’’), reserved for issuance in connection with either the Finlay Enterprises, Inc. 2007 Long Term Incentive Plan (the ‘‘2007 Plan’’) or the Finlay Enterprises, Inc. 1997 Long Term Incentive Plan, as amended (the ‘‘1997 Plan’’).

The 1997 Plan, and the issuance of up to 350,000 shares of the Company’s common stock in connection with the 1997 Plan, was approved by the Board of Directors of the Company by resolutions adopted March 6, 1997, subject to approval of the 1997 Plan by the stockholders of the Company. The 1997 Plan, and the issuance of up to 350,000 shares of the Company’s common stock in connection with the 1997 Plan, was approved by the stockholders of the Company at the annual meeting of the Company’s stockholders held on June 19, 1997. The Company filed a Registration Statement on Form S-8 (File No. 333-40967) on November 25, 1997 (the ‘‘1997 Registration Statement’’) to register these 350,000 shares for issuance in connection with the 1997 Plan. An additional 500,000 shares of the Company’s common stock were approved for issuance in connection with the 1997 Plan by the Company’s Board of Directors, subject to stockholder approval, on May 11, 1998, and by the Company’s stockholders on June 22, 1998. The Company filed a Post-Effective Amendment to the 1997 Registration Statement on October 13, 1998 to register these additional 500,000 shares for issuance in connection with the 1997 Plan, for a total of 850,000 shares registered under the 1933 Act for issuance in connection with the 1997 Plan. An additional 1,000,000 shares and 275,000 shares, respectively, of the Company’s common stock were approved for issuance in connection with the 1997 Plan by the Company’s Board of Directors, subject to stockholder approval, on February 16, 2000 and May 8, 2006, respectively, and by the Company’s stockholders on June 22, 2000 and June 20, 2006, respectively.

On February 27, 2007, the Board of Directors of the Company approved, subject to approval of the Company’s stockholders, the merger of the Finlay Enterprises, Inc. Long Term Incentive Plan (the ‘‘1993 Plan’’) and the 1997 Plan (together, the ‘‘Prior Plans’’) to create the 2007 Plan. Awards granted under the Prior Plans that were outstanding on June 19, 2007 remained outstanding subject to their terms, and any shares issued pursuant to such awards will be issued pursuant to the 1993 Plan or the 1997 Plan, as applicable. The shares of the Company’s common stock available for awards in connection with the 2007 Plan consist of (i) the shares remaining available for awards under the Prior Plans as of June 19, 2007, plus

The Board of Directors
Finlay Enterprises, Inc.
May 5, 2008

(ii) any shares that become available due to the forfeiture or cancellation on or after June 19, 2007 of awards granted under the Prior Plans. As currently approved by the Company’s stockholders, the maximum number of shares that could be available for grants under the 2007 Plan (assuming all outstanding awards under the Prior Plans are forfeited) is 1,647,395 shares, which includes the 1,275,000 Shares being registered pursuant to the 2008 Registration Statement.

The issuance of the Shares pursuant to the 1997 Plan or the 2007 Plan was authorized by the Board of Directors by resolutions adopted by unanimous written consent effective as of May 1, 2008.

We have examined the Company’s Restated Certificate of Incorporation, as amended through the date hereof, and its Amended and Restated Bylaws, as amended through the date hereof, the 1997 Registration Statement, the 2008 Registration Statement, the 1997 Plan, the 2007 Plan, the resolutions adopted by the Board of Directors of the Company on February 27, 2007 and May 1, 2008, with respect to the 2007 Plan, and the resolutions adopted by the Board of Directors of the Company on March 6, 1997, May 11, 1998, February 16, 2000, May 8, 2006 and May 1, 2008, with respect to the 1997 Plan, and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

Based upon and subject to the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the 1997 Plan or the 2007 Plan, have been duly authorized and will, when and to the extent issued in accordance with the 1997 Plan or the 2007 Plan, as applicable, be validly issued, fully paid and nonassessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Delaware.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the 1997 Plan and the 2007 Plan, and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to the 2008 Registration Statement.

Very truly yours,
/s/ TROUTMAN SANDERS LLP